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     EXHIBIT 5.0    OPINION OF MULDOON MURPHY & FAUCETTE LLP RE: LEGALITY



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                                  June 16, 2003




Board of Directors
Provident Bankshares Corporation
114 East Lexington Street
Baltimore, Maryland 21202

      Re:   Provident Bankshares Corporation
            Amended and Restated Stock Option Plan

Ladies and Gentlemen:

      We have been requested by Provident Bankshares Corporation (the "Company") to issue a legal opinion in connection with the registration on Form S-8 of 1,700,000 shares of the Company's Common Stock, $1.00 par value (the "Shares") under the Securities Act of 1933. The shares are to be reserved for issuance upon the exercise of stock options under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Plan").

      We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures,
(ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Provident Bank of Maryland.

      Based on the foregoing and limited in all respects to Maryland law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.



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Board of Directors
June 16, 2003
Page 2


      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the Registration Statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, the financial statements or schedules or the other financial information or data included herein.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                          Sincerely,



                                          /s/ MULDOON MURPHY & FAUCETTE LLP